Exhibit (n)(i)

                                   CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus describing the Morgan Stanley Variable Life Contracts included in the initial Form N-6 Registration Statement of Allstate Life Variable Life Separate Account A.


                                            /s/  Foley & Lardner
                                            FOLEY & LARNDER


Washington, D.C.
December 26, 2002

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Exhibit (n)(ii)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment to a Registration Statement of Allstate Life Variable Life Separate Account A (formerly, Northbrook Life Variable Life Separate Account A) of Allstate Life Insurance Company on Form N-6 of our report dated February 20, 2002 (March 28, 2002 as to
Note 18) relating to the consolidated financial statements and the related financial statement schedules of Allstate Life Insurance Company and our report dated March 8, 2002 relating to the financial statements of Northbrook
Life Variable Life Separate Account A, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life Variable Life Separate Account A), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
December 31, 2002